Exhibit 10.45

April 12, 2011

Via Email:                Jeffrey Miles, attorney for Global Renaissance Entertainment Group (jsm1001@aol.com)
Arthur Wylie (arthurwylie@gmail.com); Dale Godboldo (dalegodboldo@gmail.com)

Dear Jeffrey, Arthur & Dale,

Following my discussion last Sunday evening with Dale Godboldo, it appears unlikely that Global Renaissance Entertainment Group, Inc. ("GREG") will be able to deliver the Closing documents to Global Entertainment Holdings, Inc. ("GBHL") required under the terms of our Share Exchange Agreement, dated July 1, 2010 (the "Share Agreement") by this Thursday, April 14, 2011, in time for filing our annual report with the Securities and Exchange Commission (“SEC”).

As of this date, GBHL has not received the certificate representing GBHL's equity interest in GREG, nor any of the additional Closing documents listed under Section 6.1(a) of the Share Agreement. As discussed, ~~these Closing documents have been outstanding for over six months and~~ GBHL's audit team needs copies of these Closing documents, as well as properly prepared financial statements (in compliance with GAAP), in order for our auditor to book the underlying transaction of the Share Agreement for our audited financial statements that must be filed on April 15, 2011.  If our auditor doesn’t receive these items, it could hold up our audit, which could result in us losing our status as a Bulletin Board trading company. However, if you can comply with our auditor’s request and deliver all of the foregoing items, the balance of this letter will become moot.

Accordingly, GBHL and GREG hereby mutually agree to render the Share Agreement void, ab initio, and of no force or effect whatsoever, thereby returning the parties to their respective positions immediately prior to executing the Share Agreement. Please return the GBHL share certificate issued to GREG last July, 2010, as it must be canceled and disclosed as such in our upcoming SEC filings.  ~~Furthermore, although it pains us, we must ask that you refrain from discussing the former association represented in the Share Agreement and the related Joint Venture Agreement.~~

Please acknowledge your receipt of this letter and indicated your agreement with the foregoing terms by signing and returning a copy of this letter to the undersigned by this Thursday, April 14, 2011. We look forward to discussing to continuation of our relationship in the near future at a time when GREG has completed its financial statements.

Regards,
Global Entertainment Holdings, Inc.

By:  /s/ Gary Rasmussen
        Gary Rasmussen, CEO

cc: Stanley Weiner, CFO

Agreed to this 14th day of April, 2011, and effective as of July 1, 2010:

Global Renaissance Entertainment Group, Inc.

By:  /s/ Arthur Wylie
       Arthur Wylie, CEO